APPENDIX B

THE MOTLEY FOOL FUNDS TRUST

MOTLEY FOOL ASSET MANAGEMENT, LLC

MFAM MC, LLC

JOINT CODE OF ETHICS
(as adopted March 2009 and as revised January 2012)

Section I                                                Statement of General Fiduciary Principles

This Code of Ethics (the “Code”) has been approved by the Board of Trustees of The Motley Fool Funds Trust (the “Trust”), including a majority of the Trustees who are not “interested persons” of the Trust (“Independent Trustees”), as defined by the Investment Company Act of 1940, as amended (the “1940 Act”).  The Code has been adopted by the Trust and Motley Fool Asset Management, LLC, the investment adviser of the Trust (the “Adviser”) in compliance with Rule 17j-1 (“Rule 17j-1”) under the 1940 Act and Rule 204A-1 (“Rule 204A-1”) under the Investment Advisers Act of 1940 (the “Advisers Act”).  The purpose of the Code is to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Trust may abuse their fiduciary duties to the Trust and otherwise to deal with the types of conflict of interest situations to which Rule 17j-1 and Rule 204A-1 are addressed.

The Code is based on the principle that the trustees and officers of the Trust owe a fiduciary duty to the Trust and that the officers, managers and personnel of the Adviser owe a fiduciary duty to the Adviser’s Clients (as defined below), to conduct their personal securities transactions in a manner that does not interfere with the Trust’s or any Client’s transactions (as applicable) or otherwise take unfair advantage of their relationship with the Trust or any Client (as applicable).  All such trustees, officers, managers and personnel of the Trust and the Adviser (“Covered Persons”) are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them.

Technical compliance with the Code will not automatically insulate any Covered Person from scrutiny of transactions that show a pattern of compromise or abuse of the individual’s fiduciary duties to the Trust or any Client.  Accordingly, all Covered Persons must seek to avoid any actual or potential conflicts between their personal interests and the interests of the Trust, its shareholders, or any Client.  In sum, all Covered Persons shall place the interests of the Trust or any Client before their own personal interests.

Every Covered Person must read and retain this Code, and should recognize that he or she is subject to its provisions and shall comply with all applicable Federal Securities Laws.

The Trust and the Adviser shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code.

Section II                                            Definitions

(A)                              “Access Person” means: (1) any manager, officer, director, trustee or Advisory Person (as defined below) of the Trust or the Adviser; (2) any Supervised Person (as defined below): (i) who has access to nonpublic information regarding any client’s purchase or sale of Securities (including, among other things, the writing of an option to purchase or sell a Security) or nonpublic information regarding the portfolio holdings of any Reportable Fund (as defined below); or (ii) who is involved in making Securities recommendations that are nonpublic.

(B)                                “Advisory Person” of the Trust or of the Adviser means: (1) any trustee, officer, general partner or employee of the Trust or the Adviser, or of any company in a control relationship to the Trust or the Adviser, who in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of any Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of any Security.

(C)                                “Automatic Investment Plan” means a program in which periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan (“DRIP”).

(D)                               “Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and for purposes of this Code shall be deemed to include, but not be limited to, any interest by which an Access Person or any member of his or her immediate family (i.e., a person who is related by blood or marriage to, and who is living in the same household as, the Access Person) can directly or indirectly derive a monetary or other economic benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security, including for this purpose any such interest that arises as a result of: a general partnership interest in a general or limited partnership; an interest in a trust; a right to dividends that is separated or separable from the underlying Security; a right to acquire equity Securities through the exercise or conversion of any derivative Security (whether or not presently exercisable); and a performance related advisory fee (other than an asset based fee).(1)

(1)  Beneficial ownership will not be deemed to exist solely as a result of any indirect interest a person may have in the investment performance of an account managed by such person, or over which such person has supervisory responsibility, which arises from such person’s compensation arrangement with the Adviser or any affiliate of the Adviser under which the performance of the account, or the profits derived from its management, is a factor in the determination of such person’s compensation.

(E)                                 “Chief Compliance Officer” means Salvatore Faia, the chief compliance officer of the Adviser and the Trust or, in his absence, the Controller of the Adviser.

(F)                                 “Client” means any person for whom or which the Adviser serves as an “investment adviser” within the meaning of Section 202(a)(11) of the Advisers Act.

(G)                                “Control” shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

(H)                               “Covered Security” means any Security (as defined below) other than a Security that is:  (1) a direct obligation of the Government of the United States; (2) a bankers acceptance, bank certificate of deposit, commercial paper, and high quality short-term debt instruments, including a repurchase agreement; (3) shares issued by money market funds; or (4) shares of open-end investment companies (other than exchange-traded funds (“ETFs”) or Reportable Funds) registered under the 1940 Act.

(I)                                    “Federal Securities Laws” means the Securities Act of 1933, as amended (the “1933 Act”), the 1934 Act, the Sarbanes-Oxley Act of 2002, the 1940 Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

(J)                                   “Fund” means an investment company registered under the 1940 Act.

(K)                               “Independent Trustee” means a trustee of the Trust who is not an “interested person” of the Trust within the meaning of Section 2(a)(19) of the 1940 Act.

(L)                                 “Initial Public Offering” means an offering of securities registered under the 1933 Act the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(M)                            “Investment Personnel” means:  (1) any employee of the Trust or the Adviser (or of any company controlling, controlled by or under common control with the Trust or the Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Trust; and (2) any natural person who controls the Trust or the Adviser and who obtains information concerning recommendations made regarding the purchase or sale of Securities by the Trust.

(N)                               “Limited Offering” means an offering of Securities that is exempt from registration under the 1933 Act  pursuant to Section 4(2) or Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

(O)                               “Municipal Security” has the meaning set forth in Section 3(a)(29) under the 1934 Act, and for purposes of this Code shall be deemed to include, but not be limited to, securities which are direct obligations of, or obligations guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States.

(P)                                 “Security” includes all stock, debt obligations and other securities and similar instruments of whatever kind, including any warrant or option to acquire or sell a security.  References to a Security in this Code (e.g., a prohibition or requirement applicable to the purchase or sale of a Security) shall be deemed to refer to and to include any warrant for, option in, or Security immediately convertible into that Security, and shall also include any instrument (whether or not such instrument itself is a Security) which has an investment return or value that is based, in whole or part, on that Security (collectively, “Derivatives”).  Therefore, except as otherwise specifically provided by this Code:  (1) any prohibition or requirement of this Code applicable to the purchase or sale of a Security shall also be applicable to the purchase or sale of a Derivative relating to that Security; and (2) any prohibition or requirement of this Code applicable to the purchase or sale of a Derivative shall also be applicable to the purchase or sale of a Security relating to that Derivative.

(Q)                               “Supervised Person” means the officers, directors (or other persons occupying a similar status or performing similar functions) and employees of the Adviser, or any other person who provides advice on behalf of the Adviser and is subject to the Adviser’s supervision and control.

(R)                                “Reportable Fund” means: (1) any Fund for which the Adviser serves as an investment adviser; or (2) any Fund whose investment adviser controls the Adviser, is controlled by the Adviser, or is under control with the Adviser.

(S)                                 A Security is “being considered for purchase or sale” when a recommendation to purchase or sell that Security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Any questions regarding the application of these terms should be referred to, and addressed by, the Chief Compliance Officer.

Section III                                        Objective and General Prohibitions

Although certain provisions of this Code apply only to Access Persons, all Covered Persons must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in Sections I, III and VII of this Code.  Therefore, a Covered Person may not engage in any investment transaction under circumstances where the Covered Person benefits from or interferes with the purchase or sale of investments by the Trust or any Client.  In addition, Covered Persons may not use information concerning the investments or investment intentions of the Trust or a Client or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Trust or a Client.  Disclosure by a Covered Person of such information to any person outside of the course or scope of the responsibilities of the Covered Person to the Trust, a Client or the Adviser will be deemed to be a violation of this prohibition.

Covered Persons may not engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of investments by the Trust or a Client.  In this regard, Covered Persons should recognize that Rule 17j-1 and Section 206 of the Advisers Act, generally provide that it is unlawful for the Adviser, any Supervised Person or any member of the Board of Trustees of the Trust in connection with the purchase or sale of a Security held or to be acquired by the investment company to:

(i)                                 employ any device, scheme or artifice to defraud the Trust;

(ii)                                   make any untrue statement of a material fact to the Trust or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

(iii)                                    engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

(iv)                                  engage in any manipulative practice with respect to the Trust.

Employees of the Trust should also recognize that a violation of this Code, of Rule 17j-1, or of Rule 204A-1 may result in the imposition of:  (1) sanctions as provided by Section IX below; or (2) the imposition of administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

Section IV                                       Prohibited Transactions(2)

(A)                              Neither Investment Personnel nor an Access Person may purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Section V and reports to the Trust the information described in Section VI of this Code.

(B)                                An Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security, and may not sell or otherwise dispose of any Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or should know at the time of entering into the transaction that:

(2)  The prohibitions of this Section IV apply to Securities acquired or disposed of in any type of transaction, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the prohibitions set forth in Section IV(C) is applicable.

(i) the Trust has purchased or sold the Security within the last 15 calendar days, or is purchasing or selling or is going to purchase or sell the Security in the next 15 calendar days; or (ii) the Adviser has within the last 15 calendar days considered purchasing or selling the Security for the Trust or is considering purchasing or selling the Security for the Trust or within the next 15 calendar days is going to consider purchasing or selling the Security for the Trust;

unless such Access Person:

(a)                                  obtains pre-clearance of such transaction pursuant to Section V; and

(b)                                 reports to the Trust the information described in Section VI of this Code.

For purposes of administering this Code, Access Persons shall be presumed to have the requisite knowledge of the Trust’s transactions so as to require pre-clearance, regardless of whether such persons actually have such knowledge.  Accordingly, all Advisory Persons shall obtain pre-clearance of all transactions in Securities in accordance with this Section IV(B) except in the case of a transaction as to which one of the exceptions from pre-clearance set forth in Section IV(C) below applies.

(C)                                The prohibitions of this Section IV do not apply to:

(1)                                  Purchases that are made via an Automatic Investment Plan (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

(2)                                  Purchases and sales/redemptions of shares of registered, open-end mutual funds (other than shares of the Trust or ETFs);

(3)                                  Bank certificates of deposit and bankers’ acceptances;

(4)                                  Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less;

(5)                                  U.S. Treasury obligations;

(6)                                  Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of such rights;

(7)                                  Involuntary (i.e., non-volitional) purchases, sales and transfers of Securities;

(8)                                  Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Chief Compliance Officer to the contrary;

(9)                                  Transactions in Securities of a type that are not permissible investments for the Trust or a Client;

(10)                            Transactions with an aggregate value of less than $20,000 during any one day; and

(11)                            Transactions by or on behalf of an Independent Trustee, unless, in the case of the prohibition set forth in Section IV(B), the Independent Trustee has actual knowledge of the matters described in Section IV(B) and no other provision of this Section IV(C) applies.

Section V                                           Pre-clearance Procedures

(A)                              Obtaining Pre-Clearance.

Pre-clearance of a personal transaction in a Security required to be approved pursuant to Section IV above must be obtained from the Chief Compliance Officer or a person who has been authorized by the Chief Compliance Officer to pre-clear transactions.  Each of these persons is referred to in this Code as a “Clearing Officer.”  A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such pre-clearance from another Clearing Officer.

(B)                                Time of Clearance.

(1)                                  An Access Person may pre-clear trades only in cases where such person has a present intention to effect a transaction in the Security for which pre-clearance is sought.  It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Security at some future time depending upon market developments.  Consistent with the foregoing, an Access Person may not simultaneously request pre-clearance to buy and sell the same Security.

(2)                                  Pre-clearance of a trade shall be valid and in effect only for a period of 24 hours from the time pre-clearance is given; provided, however, that a pre-clearance expires upon the person becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer.  Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the person shall be required to so advise a Clearing Officer before proceeding with such transaction.

(C)                                Form.

Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose by the Adviser, which form shall set forth the details of the proposed transaction, and obtaining the signature of a Clearing Officer.  The form is attached as Schedule A.  If the Access Person is an Advisory Person and is requesting approval to purchase or sell shares of the Trust or a Client, a Security that is owned by the Trust or a Client, or is purchasing a Security that is a permissible investment for the Trust or a Client, but has not purchased such Security for the Trust or a Client, the Access Person shall inform the Clearing Officer of that fact at the time pre-clearance to purchase or sell the Security is sought.

(D)                               Filing.

Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Chief Compliance Officer.

(E)                                 Factors Considered in Pre-Clearance of Personal Transactions.

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal.  Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

(1)                                  Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security; and

(2)                                  Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Trust; and

(3)                                  Whether the transaction is likely to adversely affect the Trust.

(F)                                 Monitoring of Personal Transactions After Pre-Clearance.

After pre-clearance is given to an Access Person, the Chief Compliance Officer shall periodically monitor each Access Person’s transactions to ascertain whether pre-cleared transactions have been executed within 24 hours and whether such transactions were executed in the specified amounts.

Section VI                                       Certifications and Reports by Access Persons(3)

(3)  The reporting requirements of this Section VI apply to Securities acquired or disposed of in all types of transactions, including but not limited to non-brokered transactions, such as purchases and sales of privately placed Securities and Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

(A)                              Initial Certifications and Initial Holdings Reports.

(1)                                  Within ten (10) days after a person becomes an Access Person, except as provided in Section VI(D), such person shall complete and submit to the Chief Compliance Officer an Initial Certification and Holdings Report on the form attached as Schedule C.  The information contained therein must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

(B)                                Quarterly Transaction Reports.

(1)                                  Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Chief Compliance Officer of all transactions in Reportable or Covered Securities occurring in the quarter in which he or she had any direct or indirect Beneficial Ownership.

Such report is hereinafter called a “Quarterly Transaction Report.”

(2)                                  Except as provided in Section VI(D), a Quarterly Transaction Report shall be on the form attached as Schedule B and must contain the following information with respect to each reportable transaction:

(i)                                     Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

(ii)                                  Title (and as applicable, the exchange ticker symbol or CUSIP number), number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

(iii)                               Name of the broker, dealer or bank with or through whom the transaction was effected; and

(iv)                              The date the Access Person submitted the Quarterly Transaction Report.

(v)                                 A copy of the confirmation statement issued for the transaction attached to the Quarterly Transaction Report.

(3)                                  A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Security to which the report relates.

(C)                                Annual Certifications and Annual Holdings Reports.

(1)                                  Annually, by January 30 of each year, except as provided in Section VI(D), each Access Person shall complete and submit to the Chief Compliance Officer an Annual Certification and Holdings Report on the form attached as Schedule D.  The information contained therein must be current as of a date no more than 45 days before the Annual Certification and Holding Report is submitted.

(D)                               Exceptions from Reporting Requirements.

(1)                                  Notwithstanding the quarterly reporting requirement set forth in Section VI(B), an Independent Trustee is not required to file a Quarterly Transaction Report unless he or she was actually aware of the Trust’s trading activity at any time during the fifteen day period immediately preceding or after such Independent Trustee engaged in a Securities transaction.

(2)                                  Independent Trustees are not required to file Initial Holdings Reports or Annual Holdings Reports.

(3)                                  An Access Person need not submit an Initial Holdings Report, a Quarterly Transaction Report or an Annual Holdings Report with respect to any securities held in an account over which the Access Person does not exercise, directly or indirectly, any influence or control provided, however, that such influence or control shall be presumed to exist in the case of the account of an immediate family member of the Access Person who lives in the same household as the Access Person, absent a written determination by the Chief Compliance Officer to the contrary.

(4)                                  An Access Person need not submit a Quarterly Transaction Report with respect to any transaction effected pursuant to an Automatic Investment Plan.

(5)                                  In lieu of submitting a Quarterly Transaction Report, an Access Person may arrange for the Chief Compliance Officer to be sent duplicate confirmations and statements for all accounts through which transactions in Securities in which the Access Person has any direct or indirect Beneficial Ownership are effected, so long as the Chief Compliance Officer receives the confirmation or account statements no later than thirty (30) days after the end of the calendar quarter.  However, a Quarterly Transaction Report must be submitted for any quarter during which the Access Person has acquired or disposed of direct or indirect Beneficial Ownership of any Covered Security if such transaction was not in an account for which duplicate confirmations and statements are being sent.  Access Persons who are associated persons of the Adviser and who provide duplicate confirmations and statements for their accounts to the Adviser will be deemed to satisfy the requirement to submit a Quarterly Transaction Report if such confirmations and statements reflect all transactions in Covered Securities required to be reported by them hereunder.  The Adviser shall deliver such confirmations and statements or analysis thereof to permit the Chief Compliance Officer to ascertain compliance with this Code.  Any Access Person relying on this Section VI(D)(5) shall be required to certify as to the identity of all accounts through which Covered Securities in which they have direct or indirect Beneficial Ownership are purchased, sold and held.

(E)                                 It is the responsibility of each Access Person to take the initiative to comply with the requirements of this Section VI.  Any effort by the Trust, or by the Adviser, to facilitate the reporting process does not change or alter that responsibility.

Section VII                                   Additional Prohibitions

(A)                              Confidentiality of Trust and Client Transactions.

Until disclosed in a public report to shareholders or to the Securities and Exchange Commission in the normal course, all information concerning the Securities “being considered for purchase or sale” by the Trust or any Client shall be kept confidential by all Covered Persons and disclosed by them only on a “need to know” basis.  It shall be the responsibility of the Chief Compliance Officer to report any inadequacy found in this regard to the trustees of the Trust or Client, as applicable.

(B)                                Outside Business Activities, Relationships and Directorships.

Access Persons may not engage in any outside business activities or maintain a business relationship with any person or company that may give rise to conflicts of interest or jeopardize the integrity or reputation of the Trust or any Client.  Similarly, no such outside business activities or relationship may be inconsistent with the interests of the Trust or any Client.  Access Persons who are members, officers or employees of the Adviser may not serve as a director of any public or private company, except with the prior approval of the Chief Compliance Officer, and all directorships held by such Access Persons shall be reported to the Chief Compliance Officer.

(C)                                Gratuities.

Covered Persons shall not, directly or indirectly, take, accept, receive or give gifts or other consideration in merchandise, services or otherwise, except:  (1) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (2) business-related gifts of nominal value.

(D)                               Relationship with The Motley Fool

The Trust’s and the Adviser’s relationships with The Motley Fool, LLC and any other affiliates engaged in publishing information or analysis of securities (“The Motley Fool”), poses unique challenges in our industry.  To protect the reality and appearance of integrity, neither an Access Person, or the Trust or the Adviser itself, may:

1.                                       Seek information about securities or investments from The Motley Fool that has not been made publicly available (“Fool Information”);

2.                                       Use or pass on Fool Information for the benefit of the Trust, the Adviser, its Clients, its Access Persons, or its investors; or

3.                                       Seek to influence The Motley Fool, its employees, agents, directors, or stockholders to publish information or analysis for the purpose of influencing the market for any security; or

4.                                       Disclose any nonpublic material information of the Trust, the Adviser or its Clients, especially including Client holdings or plans, to The Motley Fool, or shareholders of the Trust, except as part of a public disclosure authorized by the President or General Counsel (e.g., as part of a public disclosure of mutual fund holdings).

5.                                       Notwithstanding the foregoing, the Adviser and its employees may disclose Trust information to employees or persons contracting with The Motley Fool (“Fool Personnel”) for the purpose of having them perform services on the Adviser’s behalf, so long as such Fool Personnel are under an obligation to protect the confidentiality of the Trust’s information and not disclose it to others or use it on behalf of The Motley Fool or themselves.

Section VIII                               Certification by Access Persons

The certifications of each Access Person required to be made pursuant to Section VI shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it.  Access Persons shall also be required to certify in their annual certifications that they have complied with the requirements of this Code.  In addition, Supervised Persons who are not Access Persons shall be provided with a copy of the Code (and any amendments) and shall provide the Adviser with a written acknowledgment of the receipt of the Code and any amendment.

Section IX                                       Sanctions

Any violation of this Code shall be subject to the imposition of such sanctions by the Trust as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1, Rule 204A-1 and this Code.  The sanctions to be imposed shall be determined by the Board of Trustees, including a majority of the Independent Trustees; provided, however, that with respect to violations by personnel of the Adviser (or of a company which controls the Adviser), the sanctions to be imposed shall be determined by the Adviser (or the controlling person thereof), as applicable.  Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure, disgorgement of any profits stemming from any violation, and/or restitution of an amount equal to the difference between the price paid or received by the Trust and the more advantageous price paid or received by the offending person.

Section X                                           Reporting of Violations

Every Covered Person must immediately report any violation of this Code to the Chief Compliance Officer or, in the Chief Compliance Officer’s absence, the Chief Financial Officer of the Adviser.  All reports will be treated confidentially and investigated promptly and appropriately.  The Adviser will not retaliate against any Covered Person who reports a violation of this Code in good faith and any retaliation constitutes a further violation of this Code.  The Chief Compliance Officer will keep records of any violation of this Code, and of any action taken as a result of the violation.

Section XI                                       Administration and Construction

(A)                              The administration of this Code shall be the responsibility of the Chief Compliance Officer.

(B)                                The duties of the Chief Compliance Officer are as follows:

(1)                                  Continuous maintenance of current lists of the names of all employees of the Trust and Access Persons with an appropriate description of their title or employment, including a notation of any directorships held by Access Persons who are partners, members, officers, or employees of the Adviser or of any company which controls the Adviser, and the date each such person became an Access Person;

(2)                                  On an annual basis, providing each employee of the Trust with a copy of this Code and informing such persons of their duties and obligations hereunder;

(3)                                  Obtaining the certifications and reports required to be submitted by Access Persons under this Code (except that the Chief Compliance Officer may presume that Quarterly Transaction Reports need not be filed by Independent Trustees in the absence of facts indicating that a report must be filed), and reviewing the reports submitted by Access Persons;

(4)                                  Maintaining or supervising the maintenance of all records and reports required by this Code;

(5)                                  Preparing listings of all securities transactions reported by Access Persons and reviewing such transactions against a listing of transactions effected by the Trust;

(6)                                  Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1, Rule 204A-1 and this Code;

(7)                                  Conduct of such inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Board of Trustees of the Trust; and

(8)                                  Submission of a quarterly report to the Board of Trustees containing a description of:  any detected violation of this Code, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of this Code or of interpretations issued by the Chief Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code.

(C)                                The Chief Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

(1)                                  A copy of this Code and any other codes of ethics adopted pursuant to Rule 17j-1 and Rule 204A-1 by the Trust and the Adviser for a period of five (5) years;

(2)                                  A record of each violation of this Code and any other code specified in (C)(1) above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year of the Trust in which the violation occurred;

(3)                                  A copy of each report made pursuant to this Code and any other code specified in (C)(1) above, by an Access Person or the Chief Compliance Officer, for a period of not less than five (5) years from the end of the fiscal year of the Trust in which such report or interpretation was made or issued, the most recent two (2) years of which shall be kept in a place that is easily accessible; and

(4)                                  A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1, Rule 204A-1 and this Code or any other code specified in (C)(1) above, or who are or were responsible for reviewing such reports.

(5)                                  A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Access Persons, for at least five (5) years after the end of the fiscal year in which such approval was granted.

(D)                               Review of Code by Board of Trustees.

(1)                                  On an annual basis, and at such other time as deemed to be necessary or appropriate by the trustees, the trustees shall review operation of this Code and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1 and Rule 204A-1.

(2)                                  In connection with the annual review of the Code by the Trustees, the Trust and the Adviser shall each provide to the Board of Trustees, and the Board of Trustees shall consider, a written report (which may be a joint report on behalf of the Trust and the Adviser) that:

(i)                                     Describes any issues arising under the Code or related procedures during the past year, including, but not limited to, information about material violations of the Code or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

(ii)                                  Certifies that the Trust and the Adviser have each adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

(E)                                 This Code may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Trustees within six months after such amendment or modification.  In connection with any such amendment or modification, the Trust and the Adviser shall each provide a certification that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

This Code, as amended, was approved by the Board of Trustees of the Trust at a meeting held on January 30, 2012.

This Code, as amended, was approved by the Adviser on [                , 2012].

SCHEDULE A

THE MOTLEY FOOL FUNDS TRUST

MOTLEY FOOL ASSET MANAGEMENT, LLC

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction in Securities in which I have or will acquire direct or indirect Beneficial Ownership.

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name and Type of Security	Exchange Ticker Symbol or CUSIP number (as applicable)	Current Market Price Per Share or Unit	Account	Name of Individual and Firm that Recommended the Securities

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name and Type of Security	Exchange Ticker Symbol or CUSIP number (as applicable)	Current Market Price Per Share or Unit	Account

☐                                    (check if applicable)  If I am an “Advisory Person,” I have noted (by means of an asterisk) those Securities noted above which are owned by the Trust or a Client, as well as the name of the individual and firm that recommended the Securities.  If I am “Investment Personnel” requesting permission to purchase Securities that are not presently owned by the Trust or a Client, I have included a statement as to why such Securities are not being purchased for the Trust or Client or being considered by the Trust or Client.

Date:	Signature:

Print Name:

Permission Granted	Permission Denied

Date and Time:	Signature:
(Clearing Officer)

SCHEDULE B

THE MOTLEY FOOL FUNDS TRUST

MOTLEY FOOL ASSET MANAGEMENT, LLC

QUARTERLY TRANSACTION REPORT

The following lists all transactions in Covered Securities, in which I have or had any direct or indirect Beneficial Ownership, that were effected during the last calendar quarter and are required to be reported by Section VI(B) of the Code.  (If no such transactions took place write “NONE”.)  Please sign and date this report and return it to the Chief Compliance Officer no later than the 30th day of the month following the end of the calendar quarter together with the confirmation statement issued for each transaction listed on the report.  Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

Date	No. of Shares or Principal Amount	Name of Security	Exchange Ticker Symbol or CUSIP number (as applicable)	Purchase Price Per Share or Unit	Account	Executing Broker

SALES AND OTHER DISPOSITIONS

Date	No. of Shares or Principal Amount	Name of Security	Exchange Ticker Symbol or CUSIP number (as applicable)	Sale Price Per Share or Unit	Account	Executing Broker

Date Submitted:	Signature:

Print Name:

SCHEDULE C

THE MOTLEY FOOL FUNDS TRUST

MOTLEY FOOL ASSET MANAGEMENT, LLC

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS
AND INITIAL HOLDINGS REPORT

I have read and I understand the Joint Code of Ethics of The Motley Fool Funds Trust and Motley Fool Asset Management, LLC (the “Code”).  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Initial Holdings Report.*  Use reverse side if additional space is needed.

Title and Type of Covered Security	Exchange Ticker Symbol or CUSIP Number (as Applicable)	Number of Shares	Principal Amount

Name of each broker, dealer or bank:

Date Submitted:	Print Name:

* Does not apply to Independent Trustees.

Signature:

B-1

SCHEDULE D

THE MOTLEY FOOL FUNDS TRUST

MOTLEY FOOL ASSET MANAGEMENT, LLC

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND ANNUAL HOLDINGS REPORT

I have read and I understand the Joint Code of Ethics of The Motley Fool Funds Trust and Motley Fool Asset Management, LLC (the “Code”).  I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transaction Reports that I have submitted to the Chief Compliance Officer or in confirmations and statements for each account through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, that have been sent to the Chief Compliance Officer.

I certify that I have listed below: (1) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which an account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold; which shall constitute my Annual Holdings Report.*  Use reverse side if additional space is needed.

Title and Type of Covered Security	Exchange Ticker Symbol or CUSIP Number (as Applicable)	Number of Shares	Principal Amount

Name of each broker, dealer or bank:

Date Submitted:	Print Name:

Signature:

* Does not apply to Independent Trustees.

B-2